As filed with the Securities and Exchange Commission on June 5, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Valion Bio, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	81-4016391
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1305 E. Houston Street

Building 1, Suite 311

San Antonio, Texas 78205
(888) 276-6888
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

VALION BIO, INC. AMENDED AND RESTATED 2021 EQUITY INCENTIVE PLAN

(Full title of the plans)

Michael K. Handley
Chief Executive Officer
1305 E. Houston Street

Building 1, Suite 311

San Antonio, Texas 78205
(888) 276-6888

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher L. Tinen, Esq.
Snell & Wilmer L.L.P.
3611 Valley Centre Drive, Suite 500

San Diego, CA 92130

(858) 910-4809

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Valion Bio, Inc. (the “Company”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) for the purpose of registering an aggregate of 2,707,897 additional shares of Company common stock, par value $0.0001 per share (“Common Stock”), issuable pursuant to the Valion Bio, Inc. 2021 Equity Incentive Plan, as amended and restated on August 9, 2024 and as further amended on June 30, 2025 (as amended to date, the “2021 Plan”), which includes (i) 2,581,608 additional shares of Common Stock added to the 2021 Plan in connection with the Second Amendment to the 2021 Plan approved by the Company’s stockholders on May 28, 2026 and (ii) 126,289 shares of Common Stock added to the 2021 Plan on January 1, 2026, pursuant to the “evergreen” provision of the 2021 Plan. The “evergreen” provision of the 2021 Plan provides that the number of shares of Common Stock available for issuance under the 2021 Plan will automatically increase on the first day of each fiscal year during the term of the 2021 Plan, beginning on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to the lesser of (a) five percent (5%) of the total number of shares of the Company’s Common Stock outstanding on December 31st of the precedent calendar year and (b) such number of shares determined by the Company’s board of directors.

The Company initially registered 552 shares and 222 shares of Common Stock reserved for issuance under the 2021 Plan and the Company’s 2017 Equity Incentive Plan (the “2017 Plan”), respectively, on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 12, 2021 (Commission File No. 333-261044) (the “Prior Registration Statement”), the contents of which are hereby incorporated by reference into this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth in this Registration Statement or by any subsequently filed document, including the subsequent filing made on the Form S-8 filed with the Commission on July 25, 2025 (Commission File No. 333-288968) registering an aggregate of 511,117 additional shares of Company Common Stock, issuable pursuant to the 2021 Plan.

On August 23, 2023, the Company effected a 1-for-100 reverse stock split of the Company’s issued and outstanding shares of Common Stock (the “First Reverse Stock Split”). On March 7, 2025, the Company effected a 1-for-17 reverse stock split of the Company’s issued and outstanding shares of Common Stock (the “Second Reverse Stock Split”). All share and per share data from the periods prior to August 23, 2023 and March 7, 2025 included in this Registration Statement, including without limitation the number of shares of Common Stock registered pursuant to the Prior Registration Statement and the number of shares that may be issued pursuant to the 2021 Plan, has been retroactively adjusted to reflect the First Reverse Stock Split and Second Reverse Stock Split, respectively.

2

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants of the 2021 Plan as required by Rule 428(b)(1).of the Securities Act of 1933, as amended (the “Securities Act”).

3

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 30, 2026 (the “Annual Report”);
•	the Company’s Quarterly Report on Form 10-Q filed with the Commission on May 14, 2026;

•	the Company’s Current Reports on Form 8-K and 8-K/A filed with the Commission on February 9, 2026, February 23, 2026, March 4, 2026, March 11, 2026, March 13, 2026, March 20, 2026, April 23, 2026, May 4, 2026, and June 3, 2026 (provided that any portions of such reports that are deemed furnished and not filed pursuant to instructions to Form 8-K shall not be incorporated by reference into this prospectus); and

•	the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on November 10, 2021 (File No. 001-41052), including any amendment or report filed for the purpose of updating such description, and Exhibit 4.4 of the Annual Report.

All reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of filing such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

4

Item 8. Exhibits.

The exhibits to this Registration Statement are listed in the below Exhibit Index and are incorporated by reference herein.

Exhibit Number	Exhibit Description
4.1	Amended and Restated Certificate of Incorporation, dated November 12, 2021 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on November 15, 2021).
4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the Commission on November 15, 2021).
4.3	Certificate of Amendment to the Amended and Restated Bylaws, dated July 5, 2023 (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K, filed with the Commission on July 6, 2023).
4.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, filed August 21, 2023 (effective August 23, 2023) (incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K, filed with the Commission on August 22, 2023).
4.5	Certificate of Designation of Series A Non-Voting Convertible Preferred Stock, dated February 10, 2025 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on May 15, 2025).
4.6	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, filed March 4, 2025 (effective March 7, 2025) (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on March 5, 2025).
4.7	Certificate of Designation of Series B Non-Voting Convertible Preferred Stock of, dated April 29, 2025 (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on May 2, 2025).
4.8	Certificate of Designation of Series C Non-Voting Convertible Preferred Stock., dated December 9, 2025 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on December 11, 2025).
4.9	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, filed April 22, 2026 (effective April 28, 2026) (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on April 23, 2026).
5.1*	Opinion of Snell & Wilmer L.L.P.
23.1*	Consent of Rosenberg Rich Baker Berman, P.A.
23.2*	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
99.1	Amended and Restated 2021 Equity Incentive Plan, dated August 13, 2024 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on August 13, 2024).
99.2	Form Agreements under Valion Bio, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.4(b) to the Company’s Registration Statement on Form S-1, filed with the Commission on September 9, 2021 (File No. 333-258411)).
99.3	First Amendment to Amended and Restated 2021 Equity Incentive Plan, dated June 30, 2025 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the Commission on July 7, 2025).
99.4	Second Amendment to Amended and Restated 2021 Equity Incentive Plan, dated May 28, 2026 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on June 3, 2026).
107*	Filing Fee Table.

* Filed herewith

5

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas on June 5, 2026.

VALION BIO, INC.

By:	/s/ Michael K. Handley
Michael K. Handley
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signatures appears below constitutes and appoints Michael K. Handley and Lisa Wolf his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Valion Bio, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

***

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael K. Handley	Chief Executive Officer and Director	June 5, 2026
Michael K. Handley	(Principal Executive Officer)

/s/ Lisa Wolf	Chief Financial Officer	June 5, 2026
Lisa Wolf	(Principal Financial and Accounting Officer)

/s/ Sheryle Bolton	Chair of the Board	June 5, 2026
Sheryle Bolton

/s/ Christina Valauri	Director	June 5, 2026
Christina Valauri

/s/ Dean Zikria	Director	June 5, 2026
Dean Zikria

7